Exhibit 10.3
ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation ("Assignor"), hereby assigns to SIR ESTANCIA, LLC, a Delaware limited liability company ("Assignee"), all of Assignor's rights and obligations under and in regard to that certain Purchase and Sale Agreement dated February 15,2012 (as may be amended, the "Purchase Agreement"), between Estancia Tulsa, LLC, a Delaware limited liability company ("Seller") and Assignor for the purchase and sale of that certain real property located in Tulsa, Oklahoma, as more particularly described in Exhibit A attached hereto (the "Property").
Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.
All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.
(SIGNATURES APPEARS ON FOLLOWING PAGE)

WITNESS THE EXECUTION HEREOF, as of this June 29, 2012.
ASSIGNOR:
STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Ana Marie del Rio
Ana Marie del Rio
Vice President

ASSIGNEE:
SIR ESTANCIA, LLC
an Delaware limited liability company
By:     Steadfast Income Advisor, LLC,
a Delaware limited liability company,
its Manager

By:	/s/ Kevin J. Keating
Kevin J. Keating
Chief Accounting Officer

Exhibit A

DESCRIPTION OF THE PROPERTY
Lot 1 in Block 1 of Estancia, a subdivision in the City of Tulsa, Tulsa County, Oklahoma, according to the recorded Plat No. 5938.